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                                                                    EXHIBIT 23.1

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


Consent of Independent Auditors


February 10, 2003

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2002 relating to the consolidated financial statements which appears in Golden Star Resources Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP